Exhibit 99.1

Imperial ramps down Aspen oil sands project execution

Calgary, AB – March 15, 2019 – Imperial said today it has slowed the pace of development of its Aspen in situ oil sands project given market uncertainty stemming from Alberta government intervention and other industry competitiveness challenges.

Imperial’s view remains that free markets work and intervention sends a negative message to investors about doing business in Alberta and Canada. The company remains concerned about the unintended consequences of the government’s decision to manipulate prices, including the negative impact on rail economics.

“This was a difficult choice in light of our final investment decision on Aspen announced last November,” said Rich Kruger, chairman, president and chief executive officer of Imperial. “However, we cannot invest billions of dollars on behalf of our shareholders given the uncertainty in the current business environment. That said, our goal is to ensure the work we do this year will enable us to effectively and efficiently resume planned activity levels when the time is right.”

The slowdown in project execution, given the limited winter drilling and site preparation season, will likely result in a delay of at least one year.

“The decision to return to planned project activity levels will depend on factors such as any subsequent government actions related to curtailment and our confidence in general market conditions,” Kruger added.

Imperial sanctioned the C$2.6 billion project in November 2018, prior to the curtailment policy’s announcement and implementation. Aspen is projected to employ 700 people during construction, create more than 200 permanent jobs and produce 75,000 barrels of oil per day. Based on preliminary estimates and current tax and royalty rates, more than C$4 billion in direct federal and provincial tax revenues and C$10 billion in royalties for Alberta are expected to be generated over the life of the project.

For further information:

Investor Relations (587) 476-4743	Media Relations (587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Cautionary Statement: Statements of future events or conditions in this release, including projections, targets, and estimates are forward-looking statements. Forward-looking statements can be identified by words such as intend, project, expect, estimate, goal, believe, anticipate, likely, will and similar references to future periods. Disclosure related to the project pace, length of delay and resumption of planned activity levels; expected production volumes, construction and first production timing; estimated cost and job creation during development and operations; and tax revenues and royalties generated from the project constitute forward-looking statements. Actual future financial and operating results, including expectations and assumptions concerning applicable laws and government policies; commodity prices and interest and foreign exchange rates; project plans, dates, costs and capacities; production rates; production life and resource recoveries; capital and environmental expenditures; and demand growth and energy source mix could differ materially depending on a number of factors. These factors include changes in the supply of and demand for crude oil; transportation for accessing markets; political or regulatory events, including changes in law or government policy, applicable royalty rates and tax laws; environmental risks inherent in oil and gas exploration and production activities; environmental regulation, including climate change and greenhouse gas restrictions; currency exchange rates; availability and allocation of capital; availability and performance of third party service providers; unanticipated operational disruptions; management effectiveness; project management and schedules; response to technological developments; operational hazards and risks; and other factors described in Item 1A of Imperial’s most recent Form 10-K. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial Oil Limited’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial Oil Limited undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.